AMENDMENT TO DELARATION OF TRUST


To the Secretary of State of
Commonwealth of Massachusetts

     It is herby stated that:

          1. This document  constitutes an Amendment to the Declaration of Trust
     (hereinafter   called  the   "Declaration")  of  John  Hancock  Bond  Trust
     (hereinafter called the "business trust").

          2. The Declaration amended by this document was filed with the Secretary of State of the Commonwealth of Massachusetts on November 29, 1984.

          3. The amendment to the Declaration effected by this document is as follows:

               The principal office address has been changed effective July 1, 2005 to:

               601 Congress Street
               Boston, MA  02210

          4. The amendment herein provided for was authorized in accordance with law.

          IN WITNESS WHEREOF, the undersigned has signed these presents all on June 24, 2005.


/s/ Alfred P. Ouellette
-----------------------
Alfred P. Ouellette, AVP

(This document may be executed by an officer of the business trust.)